PROPELL TECHNOLOGIES (OTCQB: PROP) ANNOUNCES

TRANSACTION WITH NOVAS ENERGY USA
Novas To Become Wholly Owned Subsidiary of Propell in Share Exchange

San Anselmo, Feb 4, 2013 / PRWEB/ — Propell Technologies Group, Inc. (OTCQB: PROP) today announced that it has completed a share exchange agreement with the shareholders of Novas Energy USA Inc. of Houston, Texas, in which Novas became a wholly owned subsidiary of Propell.

In the share exchange agreement, Propell exchanged 100,000,000 of its shares of common stock for all of the issued and outstanding shares of Novas. After the consummation of the share exchange, Novas became a wholly owned subsidiary of Propell, and the shareholders of Novas received shares of the common stock representing in the aggregate approximately 56 percent of the outstanding voting power (including common and preferred shares) of Propell.

Novas Energy USA was organized to engage in the commercial application of a proprietary "Plasma-Pulse Technology" (PPT) to enhance the recovery of oil in existing wells. Under its PropellShops brand, Propell has been offering technology ecommerce solutions for schools and nonprofits since 2008, hosting web sites and providing on-demand manufacturing of apparel and other products.

“We are impressed with the technology and team at Novas, and believe it is in the best interest of our shareholders to take this opportunity to diversify our business,” said Ed Bernstein, CEO of Propell.

“We think the combination will provide more resources for both businesses,” said John Huemoeller II, CEO of Novas. Huemoeller said the technology, which is exclusively licensed to Novas for use in the United States, is expected to extend the economic life of mature oil fields and permit previously unrecoverable oil to be recovered efficiently. The treatment uses no chemicals and is environmentally friendly, he said.

About Propell Technologies Group, Inc.

Propell Technologies Group, Inc., operates in two different lines of business. As Novas Energy USA Inc., its wholly owned subsidiary, the company offers enhanced oil recovery technology and services through commercial application of a proprietary "Plasma-Pulse Technology.” Our technology is designed to be suitable for oil wells as deep as 12,000 feet and to be highly effective, fast and economical. By optimizing production efficiency combined with the resulting increased oil production we expect to extend the economic life of mature oil fields and to recover previously unrecoverable oil efficiently. The treatment uses no chemicals and is environmentally friendly. Under the PropellShops brand, it provides web-based e-commerce solutions in which schools, nonprofits, teams or businesses can raise money by easily launching web stores featuring customized apparel and gifts featuring their brand, logo or other artwork. More information is available about Novas Energy USAand PropellShops at www.propell.com.

Forward-Looking Statements This release includes forward-looking statements on our current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the benefits and anticipated results from the use of our technology. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others, our inability to achieve market acceptance of the technology, the inability of the technology to be effectively utilized in the United States and the failure of the technology to perform desired results and other factors described in our filings with the Securities and Exchange Commission. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.